                                   BY-LAWS

                                      OF

                            THE CHUBB CORPORATION

            Incorporated under the Laws of the State of New Jersey

                            ADMINISTRATIVE OFFICES
                     15 Mountain View Road, P.O. Box 1615
                           Warren, N.J. 07061-1615

                           REVISED TO JUNE 2, 2000



                                   BY-LAWS

                                      of

                            THE CHUBB CORPORATION

                                  ----------


                                  ARTICLE I

                                   OFFICES

    Section 1. The Corporation shall maintain a registered office in the State of New Jersey as required by law. The Corporation may also have offices in such other places as the Board of Directors may from time to time appoint or as the business of the Corporation may require.


                                  ARTICLE II

                                     SEAL

    Section 1. The seal of the Corporation shall be circular in form and shall have the name of the Corporation on the circumference and the words and numerals "Corporate Seal 1967 New Jersey" in the center.


                                 ARTICLE III

                           MEETINGS OF STOCKHOLDERS

    Section 1. Meetings of the stockholders of the Corporation shall be held at such places in the State of New Jersey or in the City of New York, State of New York, as may from time to time be designated by the Board of Directors and stated in the Notice of Meeting.

    Section 2. The Annual Meeting of the Stockholders of the Corporation shall be held on such day in the month of April of each year, or such other month of the year, as shall be designated by the Board of Directors and as stated in the Notice of Meeting, for the election of Directors and for the transaction of such other business as may be brought before the meeting. Any business which may properly be brought before a meeting of the stockholders may be considered and transacted at the Annual Meeting.

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    Section 3. Special meetings of the stockholders may be called on the order of the Chairman, of the Chairman of the Executive Committee, if any, of a majority of the Board of Directors or of the holder or holders of fifty percent or more of the issued and outstanding Common Stock of the Corporation.

    Section 4. Written notice of all meetings of the stockholders shall be mailed to or delivered to each stockholder at least ten days prior to the meeting. Notice of any special meeting shall state in general terms the purposes for which the meeting is to be held.

    Section 5. The holders of a majority of the issued and outstanding shares of the Common Stock of the Corporation entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the stockholders; but, if there be less than a quorum, the holders of a majority of the stock so present or represented may adjourn the meeting from time to time.

    Section 6. At all meetings of the stockholders, every registered owner of shares entitled to vote may vote in person or proxy and shall have one vote for each such share standing in his name on the books of the Corporation. Elections of directors need not be by ballot.

    Section 7. The Chairman, or in his absence, the Vice Chairman, or in his absence, the President, or in his absence, the Chairman of the Executive Committee, if any, shall preside at all meetings of the stockholders; and, in the absence of all the foregoing officers, the stockholders present shall elect a Chairman by a plurality vote. The Chairman presiding at any meeting of stockholders shall have the power to appoint two or more persons to act as inspectors or tellers to receive, canvass and report the votes cast by the stockholders at such meeting; but no candidate for the office of director shall be appointed as inspector or teller at any meeting for the election of directors.

    Section 8. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders; and in his absence, the Chairman shall appoint a person to act as secretary of the meeting.

    Section 9. (a) In order that the Corporation may determine the stockholders entitled to give a written consent to any corporate action without a meeting, the Board of Directors shall fix, in advance, a date as the record date for stockholders entitled to give such consent, which record date shall be not less than ten nor more than sixty days before the date fixed by the Board of Directors for tabulation of such consents or, if no date has been fixed by the Board of Directors for tabulation of such consents, more than sixty days before the last day on which consents received may be counted.

         (b) In order that the Board of Directors may fix the record date referred to in Section 9(a) of this Article III, any stockholder who shall desire to solicit written consents of stockholders to any corporate action without a meeting shall deliver a notice thereof in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not less than sixty nor more than ninety days prior to the date on which such stockholder intends to first solicit any such written consent. Such notice shall set forth (i) a brief description of the corporate action for which such stockholder intends to solicit written consents and (ii) whether or not such a stockholder intends to solicit written consents to such action from all stockholders who would have been or would be entitled to vote at a meeting called to take such action.

    Section 10. (a) (i) The proposal of business by a stockholder to be considered at an Annual Meeting of Stockholders, which proposal is not in the form of a proposal requested by such stockholder to be included pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 (the "Exchange Act") in the Corporation's proxy statement for such Annual Meeting, and/or nominations of persons for election to the Board of Directors of the Corporation at an Annual

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Meeting of Stockholders may be made by a stockholder who was a stockholder of record at the time of giving of notice provided for in Section 10(a) (ii) of this Article III, who is entitled to vote at such Annual Meeting and who has complied with the notice procedures set forth in said Section 10(a) (ii).

         (ii) For any such business and/or nominations to be properly brought before an Annual Meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such business must be a proper matter for stockholder action. To be timely, a stockholder's notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety nor more than one hundred twenty days prior to the first anniversary of the preceding year's Annual Meeting; provided however, that in the event that the date of the Annual Meeting is more than thirty days before or more than sixty days after such anniversary date, notice by the stockholder to be timely shall be so delivered not less than ninety days nor more than one hundred twenty days prior to such Annual Meeting or ten days following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an Annual Meeting commence a new time period for the giving of a stockholder's notice as described above. Such stockholder's notice shall set forth (A) as to any such business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting, any material interest of such stockholder in such business and the beneficial owner, if any, on whose behalf the proposal is made; (B) as to each person whom the stockholder proposes to nominate for election as a director, all information relating to such person that would be required to be disclosed in a solicitation of proxies for the election of such person as a director pursuant to Regulation 14A under the Exchange Act (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if so elected); and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf of the proposal or nomination is made (1) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, and (2) the class and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner.

         (iii) Notwithstanding anything in Section 10(a) (ii) of this Article III to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is to be increased and there is no public announcement naming all of the nominees for directors or specifying the size of the increased Board of Directors made by the Corporation at least one hundred days prior to the first anniversary of the preceding year's Annual Meeting, a stockholder's notice required under Section 10(a) (ii) of this
Article III shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ten days following the day on which such public announcement is first made by the Corporation.

         (b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's Notice of Meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation's notice of meeting
(i) by or at the direction of the Board of Directors or (ii) by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice provided for in Section 10(a) (ii) and this Section 10(b) of this Article III, who is entitled to vote at the meeting and who has complied with the notice procedures set forth in said Section 10(a) (ii) and this
Section 10(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more persons to the Board of Directors, any such stockholder may nominate a person or

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persons (as the case may be) for election to such position(s) as specified in the Corporation's Notice of Meeting if the stockholder's notice required by this said Section 10(a) (ii) and this Section 10(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety days nor more than one hundred twenty days prior to such special meeting or ten days following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder's notice as described above.

         (c) Except as otherwise provided by applicable law, the Chairman of the meeting shall have the authority to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed (as the case may be) in accordance with the procedures set forth in this Section 10 of this Article III, and, if any proposed nomination or business is not in compliance with this By-Law, to declare that such defective proposal or nomination shall be disregarded.

         (d) For purposes of this Section 10 of Article III, a "public announcement" shall mean disclosure in a press release issued by the Corporation and reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

         (e) In addition to the requirements of the foregoing provisions of this Section 10 of Article III, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. Nothing in this By-Law shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule l4a-8 under the Exchange Act.


                                  ARTICLE IV

                              BOARD OF DIRECTORS

    Section 1. The property, business and affairs of the Corporation shall be managed and controlled by its Board of Directors. The number of directors shall be such number, not less than seven nor more than thirty, as shall be fixed from time to time by the Board of Directors. At each Annual Meeting the stockholders shall elect the number of directors as fixed by the Board of Directors (not less than seven nor more than thirty) and such directors shall hold office until the next Annual Meeting, and until their successors are elected and qualify. Any director may be removed from office at any time, with or without cause, by the affirmative vote of the holders of a majority of the stock present in person or represented by proxy at any meeting at which a quorum is present.

    Directors need not be residents of the State of New Jersey, but each director shall at the time of his election be a stockholder of the Corporation or of a corporation holding twenty-five percent (25 %) or more of the Common Stock of the Corporation.

    Section 2. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term.

    Section 3. The Board of Directors may hold meetings and keep the books of the Corporation (except the stock transfer books) outside of the State of New Jersey.

    Section 4. Regular meetings of the Board of Directors, shall be held quarterly on the second Thursday of March, June, September and December (or if such Thursday be a legal holiday, then

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on the next succeeding business day) at the offices of the Corporation in New
Jersey or at the offices of the Corporation in the City of New York unless in the judgment of the Board or the Executive Committee a regular meeting should be held on a different date or at a different place. Written notice of regular meetings of the Board shall be given to each director at least one full day in advance of the meeting.

    Section 5. Special meetings of the Board of Directors may be called by order of the Chairman, of the Chairman of the Executive Committee, if any, or by two directors at the time in office. The Secretary shall give notice of each special meeting by mailing the same at least two days before the meeting or by telephoning or by facsimile the same at least one day before the meeting to each director.

    Section 6. At meetings of the Board of Directors, the Chairman or President, or in their absence, the Chairman of the Executive Committee, if any, shall preside. The attendance of seven directors in office shall be necessary to constitute a quorum for the transaction of business, but less than a quorum may adjourn any meeting from time to time until a quorum shall be present, whereupon the meeting may be held, as adjourned, without further notice.

    Section 7. The directors shall receive such compensation for their services as directors as may be prescribed by the Board of Directors and shall be reimbursed by the Corporation for ordinary and reasonable expense incurred in the performance of their duties.

                                  ARTICLE V

                                  COMMITTEES

    Section 1. There shall be an Executive Committee consisting of the Chairman, the Chairman of the Executive Committee, if any, and not less than two nor more than seven other directors, to be appointed by the Board of Directors, which committee shall meet at the call of its Chairman or of any member thereof and shall have authority to exercise, so far as may be permitted by law, all the powers of the Board of Directors in the management of the business, property and affairs of the Corporation during the intervals between the meetings of the Board of Directors. A majority of the members of such committee shall constitute a quorum. The Executive Committee or a quorum thereof may act from time to time on the basis of written approval of proposals without formal meeting.

    Section 2. There shall be a Finance Committee consisting of the Chairman, the Chairman of the Executive Committee, if any, and not less than two nor more than seven other directors to be appointed by the Board of Directors, which committee shall have authority to direct and control the investment of funds and the purchase and sale of securities by the Corporation. A majority of the members of such committee shall constitute a quorum. The Finance Committee or a quorum thereof may act from time to time on the basis of written approval of proposals without formal meeting. Regular meetings of the Committee shall be held quarterly at dates set by vote of the Committee. Special meetings may be called at any time at the request of any member.

    Section 3. The Board of Directors may appoint other committees, which shall have such powers and perform such duties as from time to time may be prescribed by the Board.

    Section 4. The Board shall have the power to fill vacancies in, to change the membership of, or to dissolve any committee, and to appoint alternate members of any committee, but in no event may an officer of the Corporation or any of its subsidiaries serve as a member or as an alternate member of any audit committee or of any committee which has powers or duties with respect to compensation of the Corporation's officers. Directors appointed as alternate members of any committee shall act in the absence or disability of members of that committee with all of the powers of such absent or disabled members and shall serve on such committee in the order

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established by resolution adopted by a majority of the Board of Directors.
Action taken by any committee shall be reported at the meeting of the Board next succeeding such action, except that, when such meeting of the Board is held within two days after such action, such report, if not made at the first meeting, shall be made to the Board at its second meeting following such committee action.


                                  ARTICLE VI

                                   OFFICERS

    Section 1. Elected Officers. The elected officers of the Corporation shall be a Chairman, a President, one or more Vice Presidents, a Treasurer and a Secretary. The Board of Directors may also elect a Vice Chairman, a Chairman of the Executive Committee and may designate Vice Presidents as Executive or Senior Vice Presidents and may elect from time to time, such other officers as it considers necessary, each of whom shall hold office for such period, have such authority, and perform such duties as the Board may from time to time determine. Any person may hold two, but no more than two, offices. The Chairman, the Vice Chairman, if any, and the Chairman of the Executive Committee, if any, shall be chosen from among the directors.

    Section 2. Appointed Officers. The Chairman may appoint as officers of the Corporation such Assistant, Associate, Regional or Resident Officers and such other subordinate officers as he may deem proper, and shall specify the authority of and the duties to be performed by such officers, and may remove them at any time with or without cause.

    Section 3. Term of Office. The principal officers shall be chosen annually by the Board of Directors at the first meeting of the Board following the Stockholders' Annual Meeting, or as soon thereafter as is conveniently possible. Additional Vice Presidents may be elected from time to time. The term of office of all Executive Officers shall be for one year or until their respective successors are duly chosen and qualified, but any Executive Officer may be removed, with or without cause, at any time by the Board.

    Section 4. Vacancies. Any vacancy in an office from any cause may be filled for the unexpired portion of the term by the Board of Directors.

    Section 5.  Duties and Responsibilities.

         (a) The Chairman shall be the chief executive officer of the Corporation and shall exercise general supervision of the management of its business and shall be responsible for the development of its policies and their execution. He shall, in general, perform all duties incident to the office of Chairman and such other duties as may be assigned to him by the Board of Directors.

         (b) The Vice Chairman, if any, shall have such powers and perform such duties as the Chairman may delegate to him and, in the absence of the Chairman, shall exercise the functions and duties of the Chairman.

         (c) The President shall have such powers and perform such duties as the Chairman may delegate to him and, in the absence of the Chairman and the Vice Chairman, if any, shall exercise the functions and duties of the Chairman.

         (d) The Chairman of the Executive Committee, if any, shall perform such functions as may be assigned to him by the Board of Directors, the committees of which he is chairman, or the Chairman of the Corporation.

         (e) Each Vice President shall have such powers and perform such duties as the Board of Directors or the Chairman may from time to time prescribe. The Vice Presidents in the order of

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priority designated by the Chairman or the Board of Directors shall exercise the functions of the President in his absence.

         (f) The Treasurer shall have the custody and care of all the funds and securities of the Corporation, and shall deposit all funds to the credit of the Corporation in such institution or institutions as the Board of Directors may designate; he or an Assistant Treasurer or such other officer or officers or appointee or appointees as may be authorized by the Board of Directors shall endorse all instruments or documents requiring endorsement for or on behalf of the Corporation; he shall perform all acts incident to the position of Treasurer, subject to the control of the Board; he shall have such other powers and perform such other duties as the Board of Directors or the President may from time to time prescribe; and he may be required by the Board of Directors to give security for the faithful discharge of his duties. He shall have custody of the stock registers and transfer books of the Corporation.

         (g) The Secretary shall keep the minutes of all meetings of the Board of Directors and of the Stockholders, and shall attend to the giving of proper notices to Directors and Stockholders; he may sign, with the President or a Senior Vice President, all authorized contracts, instruments or documents in the name of the Corporation; he shall be the custodian of the seal of the Corporation and shall attest such seal when required; he shall perform all the duties incident to the office of Secretary, subject to the control of the Board of Directors; he shall have such other powers and perform such other duties as the Board of Directors or the President may from time to time prescribe or as may be prescribed by these By-Laws.

         (h) In case of the absence or disability of any officer of the Corporation and of any person hereby authorized to act in his place during such period of absence or disability, the Board of Directors may from time to time delegate the powers and duties of such officer to any other officer, or any director, or any other person whom it may select.


                                 ARTICLE VII

                                CAPITAL STOCK

    Section 1. Certificates for stock of the Corporation shall be in such form as the Board of Directors may from time to time prescribe and shall be signed by the Chairman or the Vice Chairman or the President or a Vice President and by the Treasurer or an Assistant Treasurer.

    Section 2. Shares of capital stock of the Corporation shall be transferable on the books of the Corporation only by the holder of record thereof in person or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares.

    Section 3. In case any certificate for the capital stock of the Corporation shall be lost, stolen or destroyed, the Corporation as a condition precedent to the issuance of a new certificate in place thereof, may require such proof of the fact and such indemnity to be given to it as shall be deemed necessary or advisable by it.

    Section 4. The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder thereof in fact and shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.

    Section 5. The Board of Directors shall have the power to close the stock transfer books of the Corporation for a period not exceeding fifty (50) days preceding the date of any meeting of stockholders or the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect; provided, that in lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty (50) days preceding the date of any meeting of stockholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the stockholders entitled to notice of and to vote at any such meetings or entitled to receive payment of any such dividends, or any such allotment or rights, or to exercise the rights in respect to any such change, conversion or exchange of capital stock, and, in such case, only, stockholders of record on the date so fixed shall be entitled to such notice of and to vote at such meetings, or to receive payment of such dividends or any such allotment of rights, or to exercise such rights, in respect to any such change, conversion or exchange of the capital stock as the case may be, and notwithstanding any transfer of any stock on the books of the Corporation after any such record date as fixed as aforesaid.


                                 ARTICLE VIII

                                MISCELLANEOUS

    Section 1. The Board of Directors shall have power to fix, and from time to time change, the fiscal year of the Corporation. Unless otherwise fixed by the Board, the calendar year shall be the fiscal year.

    Section 2. Any notice required to be given under the provisions of these By-Laws or otherwise may be waived by the stockholder, director or officer to whom such notice is required to be given, either before or after the meeting or action of which notice is waived.

    Section 3. Any notice required to be given to any stockholder, director or officer under the provisions of these By-Laws or otherwise shall (subject to the provisions of law and of the Certificate of Incorporation of the Corporation) be deemed to be sufficiently given if such notice be written or printed and be deposited in the post office addressed to such stockholder, director or officer at his address as the name appears on the books or records of the Corporation, or such notice may be sent by facsimile or delivered in person to such stockholder, director or officer and the mailing of such notice or positing of such facsimile or delivery of such notice, as the case may be, shall constitute due and sufficient notice.

    Section 4. The Corporation may lend money to, guarantee any obligation of, or otherwise assist, any officer or other employee of the Corporation or of any subsidiary, including an officer or other employee who is a director of the Corporation, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the Corporation, provided, however, that any such loan, guarantee or assistance to an officer or other employee who is also a director of the Corporation shall be authorized by a majority of the entire Board of Directors. The loan, guarantee, or other assistance may be made with or without interest, and may be unsecured, or secured in such manner as the Board of Directors shall approve, and may be made upon such other terms and conditions as the Board of Directors may determine.


                                  ARTICLE IX

                            INVESTMENTS AND MONEYS

    Investment of the funds of the Corporation and the purchase and sale of securities by the Corporation shall be made only as authorized or approved by the Board of Directors or the Executive Committee or the Finance Committee or by some other committee appointed by the Board of Directors and charged with the duty of supervising or making such investments, purchases and sales.

    Securities representing the invested funds of the Corporation shall be placed for safekeeping in safe deposit vaults in the name of the Corporation, or pursuant to a custodian account, in such Banks, Trust or Safe Deposit Companies as shall be approved by the Board of Directors or the

Executive Committee. Access to the vaults shall be in accordance with procedure approved by resolution of the Board of Directors or the Executive Committee and such resolution shall be effective upon a copy thereof being lodged with the Bank, Trust or Safe Deposit Company in which the securities are lodged. In the event that the Board of Directors shall determine to establish a custodian account with a Bank or Trust Company and shall provide that all or any part of the securities now or hereafter representing the invested funds of the Corporation shall be delivered to such Bank or Trust Company approved by the Board of Directors or the Executive Committee, then and in that event such Bank or Trust Company shall hold such securities so delivered in the custodian account in accordance with the procedure and under the authority of the resolution approved by the Board of Directors or the Executive Committee.

    Any two of the following: the Chairman, the Vice Chairman, if any, the President, the Chairman of the Executive Committee, if any, or any Vice President acting jointly, or any one of them acting jointly with any Vice President or the Secretary or the Treasurer or an Assistant Secretary or an Assistant Treasurer, is authorized and empowered to sell, assign, exchange and transfer any and all shares of stock, bonds and other securities owned by or standing in the name of the Corporation, and to make, execute and deliver in the name and as the act of the Corporation under its corporate seal any and all instruments in writing necessary or proper to carry such sales, assignments, exchanges and transfers into effect.

    Money received by the Corporation may be deposited to its credit in such Trust Companies or Banks as the Board of Directors may designate.

    The Chairman, or the Vice Chairman, if any, or the President, or the Chairman of the Executive Committee, if any, or any Vice President shall have authority to vote in person or by proxy any of the stock of any other corporation which the Corporation may hold and to execute any and all consents or other documents relating to such stocks.


                                  ARTICLE X

                                  AMENDMENT

The Board of Directors shall have power to make, alter and repeal By-Laws of the Corporation by a vote of a majority of all of the directors at any regular or special meeting of the Board, provided that notice of the proposed action shall have been given in the notice or waiver of notice of such meeting of the Board. The By-Laws may be altered or repealed by the stockholders by the vote of a majority of all of the stockholders at any meeting, provided that notice of the proposed alteration or repeal shall have been given in the notice or waiver of notice of such meeting of stockholders.